 Exhibit 10.57(d)

Memorandum

PriceSmart, Inc.
4649 Morena Blvd.
San Diego, CA 92117
Tel 858 581-7485
Fax 858 581-4707

PRICESMART (LOGO)

To:	Brud Drachman

From:	Bob Gans /s/ BOB GANS

Re:	Salary Increase

Date:	October 16, 2001

With reference to your Employment Agreement, this Memorandum will confirm that effective September 1, 2001, your annual base salary increased by $20,000, to $157,000.